UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2010

ENTRAVISION COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15997	95-4783236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 Olympic Boulevard, Suite 6000

West Santa Monica, California

90404

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code) (310) 447-3870

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)    On March 25, 2010, the Audit Committee of the Board of Directors of Entravision Communications Corporation (the “Company”) concluded that because of an error relating to the computation of the Company’s non-cash deferred income tax asset and income tax benefit and related valuation allowances further described below, the Company will restate its consolidated financial information for the three- and nine-month periods ended September 30, 2008 (the “2008 Third Quarter”) and will restate its consolidated financial statements for the year ended December 31, 2008. Because the error carries forward to subsequent periods, the Audit Committee concluded that the Company will also restate certain consolidated financial information further described below for the periods ended March 31, 2009, June 30, 2009 and September 30, 2009 (together with the 2008 Third Quarter, the “Interim Periods”). Accordingly, the Audit Committee also concluded that the consolidated financial statements for each of these periods should no longer be relied upon. The Company will correct this error by restating its consolidated financial statements for the year ended December 31, 2008 and its consolidated financial information for each of the Interim Periods in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

The restatements will have no effect on net revenue, operating expense, operating income (loss) or income (loss) before income taxes, and will have no effect on cash flows from operating activities, investing activities and financing activities. In addition, the restatements will have no effect on the Company’s tax returns for 2008 or 2009 or the amount of the Company’s net operating loss carry-forwards.

During 2009, the Company identified an error in the income tax benefit related to the Company’s valuation allowance for the year ended December 31, 2008. This error related to the tax effect of the adjustments to the carrying value of indefinite-lived intangible assets due to the impairment charges the Company recorded during 2008. This error and its correction is solely the result of originations and reversals of deferred tax differences and their effect on the valuation allowance recorded on the deferred tax assets. As a result, the restatement will reflect that the income tax benefit will decrease by $40.6 million for the year ended December 31, 2008, which will result in a corresponding increase in loss from continuing operations, net loss and accumulated deficit and a decrease in stockholders’ equity. The long-term deferred income tax liability will increase by $42.5 million and the current deferred tax asset, which is recorded in the line “prepaid expenses and other current assets” on the balance sheet, will increase by $1.9 million. The income tax benefit will decrease by $16.0 million for the three- and nine-month periods ended September 30, 2008, which will result in a corresponding increase in loss from continuing operations, net loss, long-term deferred income tax liability and accumulated deficit and a decrease in stockholders’ equity. For the first three quarters of 2009, the correction of this error will result in an increase in the current deferred tax asset, long-term deferred tax liabilities and accumulated deficit and a decrease in stockholders’ equity on the Company’s balance sheets, but will not affect the Company’s statements of operations for these periods.

The Audit Committee has discussed the matters disclosed in this filing with the Company’s present independent registered public accounting firm, McGladrey & Pullen LLP, and the Company’s former independent registered public accounting firm, PricewaterhouseCoopers LLP.

This current report on Form 8-K contains forward-looking statements, included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that may involve known and unknown risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including, statements about the Company’s intention to restate the Company’s consolidated financial statements, the effects of the corrections discussed on future periods and the timing of filing of the Company’s restated consolidated financial statements, and statements including the words “may,” “could,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” or other similar words. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company to reflect events or circumstances arising after the date on which such statement was made. From time to time, these risks, uncertainties, assumptions and other factors are discussed in the Company’s reports and other public filings with the Securities and Exchange Commission, which are available at www.entravision.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRAVISION COMMUNICATIONS CORPORATION

Date: March 31, 2010	By:	/s/ Walter F. Ulloa
Name: Walter F. Ulloa Title: Chairman and Chief Executive Officer